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                                                        Exhibit 5

                              [Rubbermaid Logo]

          RUBBERMAID INCORPORATION  WOOSTER, OHIO  44691-6000 U.S.A.
              1147 AKRON ROAD  P.O. BOX 6000  TEL. 216/264-6464


October 18, 1994



Rubbermaid Incorporated
1147 Akron Road
Wooster, OH 44691

Gentlemen:

        As counsel for Rubbermaid Incorporated, an Ohio corporation ("Rubbermaid"), I am familiar with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Rubbermaid with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to 1,500,000 of Rubbermaid's Common Shares, par value $1 per share (the "Shares"), to be issued in connection with the Amended 1989 Restricted Stock Incentive and Option Plan (the "Plan").

        In connection with the foregoing, I have examined the following:

        1. The Amended Articles of Incorporation and the Regulations of Rubbermaid, both as amended to date;

        2. The records relating to the organization of Rubbermaid and such other records of corporate proceedings and such other documents as I deemed necessary to examine as a basis of the opinions hereinafter expressed;

        3. The Registration Statement (including Exhibits thereto) to be filed with the Securities and Exchange Commission; and

        4. Copies of the Plan, and the records of the proceedings of the Board of Directors of Rubbermaid relating to the adoption and approval thereof.

        Based upon such examination, I am of the opinion that:

        A. Rubbermaid is a corporation duly organized and validly existing under the laws of the State of Ohio.

        B. The Shares have been duly authorized and, when issued and delivered pursuant to the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.



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Rubbermaid Incorporated
October 18, 1994
Page 2


        I hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and the use of my name therein.

Very truly yours,


/s/ James A. Morgan
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JAMES A. MORGAN
Senior Vice President,
General Counsel and Secretary